                                                                     Exhibit 3.1

                      WELLSFORD REAL PROPERTIES, INC.

                   ARTICLES OF AMENDMENT AND RESTATEMENT


          FIRST:    Wellsford Real Properties, Inc., a Maryland corporation
(the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

          SECOND:   The following provisions are all the provisions of the
charter currently in effect and as hereinafter amended:

                                 ARTICLE I
                               INCORPORATOR

          The undersigned, Tracy A. Bacigalupo, whose address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                ARTICLE II
                                   NAME

          The name of the corporation (the "Corporation") is:

                      Wellsford Real Properties, Inc.
                                ARTICLE III
                                  PURPOSE

          The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                                ARTICLE IV

               PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

          The address of the principal office of the Corporation in the State of Maryland is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, Attention: James J. Hanks, Jr. The name of the resident agent of the Corporation in the State of Maryland is James J. Hanks, Jr., whose post address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

                                 ARTICLE V

                     PROVISIONS FOR DEFINING, LIMITING
                   AND REGULATING CERTAIN POWERS OF THE
             CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

          Section 5.1 Number and Classification of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the

Corporation initially shall be six, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify and the class of directors to which each is assigned are:
                         Name                    Class
                         ----                    -----

                         Jeffrey H. Lynford        I
                         Mark S. Germain           I
                         Frank J. Hoenemeyer       II
                         Frank J. Sixt             II
                         Edward Lowenthal          III
                         Rodney F. DuBois          III

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

          The directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, the Class I directors to hold office initially for a term expiring at the annual meeting of stockholders in 1998, the Class II directors to hold office initially for a term expiring at the annual meeting of stockholders in 1999 and the Class III directors to hold office initially for a term expiring at the annual meeting of stockholders in 2000, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          Section 5.2 Mergers, Consolidations and Share Exchanges. Notwithstanding any provision of law permitting or requiring such action to be taken or authorized by the affirmative vote of the holders of shares entitled to cast a greater number of votes, a consolidation or share exchange or a merger in which the Corporation is the successor need be approved only by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

          Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

          Section 5.4 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.2, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

          Section 5.5 Removal of Directors. Subject to the rights of holders of one or more classes or series of stock to elect one or more directors, any director, or the entire Board of Directors, may be removed, but only for cause and then only by the affirmative vote of the holders of at least two thirds of the votes entitled to be cast in the election of directors. For the purpose of this Section 5.5, "cause" shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

          Section 5.6 Transactions Between the Corporation and its Directors, Officers, Employees and Agents. Subject to any express restrictions in this charter or adopted by the Directors in the Bylaws or by resolution, the Corporation may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with underwriting the offer or sale of securities of the Corporation) with any person or entity, including any director, officer, employee or agent of the Corporation or any person or entity affiliated with a director, officer, employee or agent of the Corporation, whether or not any of them has a financial interest in such transaction.

          Section 5.7 Ambiguity. In case of any ambiguity in any provision of this charter, the Board of Directors of the Corporation shall have the power to determine the application of such provision with respect to any situation based on the facts known to the Board and such determination shall be final and conclusive.

                                ARTICLE VI
                                   STOCK

          Section 6.1 Authorized Shares. The Corporation has authority to issue 199,992,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and 8,000 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"). The Class A Common Stock shall have the following rights:

               (a) Rights. The holders of shares of Class A Common Stock shall have all rights, including, but not limited to, dividend, distribution, liquidation and other rights of holders of shares of Common Stock; provided, however, that holders of shares of Class A Common Stock shall not have voting rights.

               (b) Automatic Conversion. Provided the merger between Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), and Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford"), is approved by the shareholders of Wellsford and EQR, then immediately prior to the distribution by Wellsford to its common shareholders of all of the outstanding shares of the Corporation owned by it, as contemplated by the Contribution and Distribution Agreement, which is Exhibit B to the Agreement and Plan of Merger, dated as of January 16, 1997, by and between EQR and Wellsford, (i) all of the outstanding shares of Class A Common Stock shall automatically, and without any action on the part of the holders of shares of Common Stock or Class A Common Stock, be converted into shares of Common Stock at the conversion rate of one share of Common Stock for each share of Class A Common Stock and (ii) any authorized but unissued shares of Class A Common Stock shall be reclassified as authorized but unissued shares of Common Stock.

The aggregate par value of all authorized shares of stock having par value is $2,000,000.

          Section 6.2 Reclassified Shares. The Board of Directors may reclassify any unissued shares of stock from time to time in one or more classes or series of stock. Prior to issuance of reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.2 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

          Section 6.3 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.

                                ARTICLE VII
                  INDEMNIFICATION AND ADVANCE OF EXPENSES

          The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, manager or member of another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or
(b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                               ARTICLE VIII
                                AMENDMENTS

          The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth in the following sentence, any amendment to the charter shall be valid only if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.1, Section 5.5 or this sentence of the charter or any amendment to the charter providing that the stockholders of the Corporation may approve an action by a lesser percentage of votes than that required by law shall be valid only if approved by the affirmative vote of two thirds of all the votes entitled to be cast on the matter.

                                ARTICLE IX
                          LIMITATION OF LIABILITY

          To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this
Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          THIRD: The amendment to and restatement of the charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

          FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

          SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

          SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 2,000 shares of Common Stock, $.01 par value per share, and 8,000 shares of Class A Common Stock, $.01 par value per share. The aggregate par value of all shares of stock having par value was $100.00.

          EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 200,000,000, consisting of 199,992,000 shares of Common Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $2,000,000.

          NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of ____________, 1997.


ATTEST:                            WELLSFORD REAL PROPERTIES, INC.



__________________________         By:_________________________(SEAL)
                  Secretary                           President